EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Pivotal Corporation on Form S-8 (No. 333-42460, 333-39922, 333-93607) of our report dated July 19, 2002, appearing in this Annual Report on Form 10-K for the year ended June 30, 2002.

/s/ Deloitte & Touche LLP
Vancouver, Canada
August 26, 2002